UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 5, 2010, Brian W. Dunham resigned as President and as a member of the Board of Directors of Northwest Pipe Company (the “Company”). In connection with his resignation, Mr. Dunham and the Company entered into a Separation Agreement and Release (the “Agreement”) pursuant to which the Company has agreed to pay Mr. Dunham an amount equal to his base salary of $570,000 over the next twelve months, and Mr. Dunham has agreed to be available to consult with the Company over the next twelve months. The Company has also agreed to pay the first twelve months’ premiums for continuation of Mr. Dunham’s health insurance coverage. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Also on October 5, 2010, Richard A. Roman was elected President of the Company. Mr. Roman was elected Chief Executive Officer of the Company on March 29, 2010, and has been a member of the Company’s Board of Directors since 2003. Mr. Roman served as President of Columbia Ventures Corporation, a private investment company, from 2002 through March 2010. Prior to joining Columbia Ventures in 1992, Mr. Roman was a partner at Coopers & Lybrand, an independent accounting firm.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Separation Agreement and Release between Northwest Pipe Company and Brian W. Dunham dated as of October 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 8, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ RICHARD A. ROMAN
Richard A. Roman,
President and Chief Executive Officer